1Q17/FY17 Earnings Release	Page 1 of 4

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Nathan Misner
(206) 272-7494
n.misner@f5.com

F5 Networks Announces Results for First Quarter of Fiscal 2017
SEATTLE, WA - January 25, 2017 - For the first quarter of fiscal 2017, F5 Networks, Inc. (NASDAQ: FFIV) announced revenue of $516.0 million, up 5.4 percent from $489.5 million in the first quarter of fiscal 2016.
GAAP net income was $94.2 million ($1.44 per diluted share), compared to $89.7 million ($1.28 per diluted share) in the first quarter a year ago. Excluding the impact of stock-based compensation and amortization of purchased intangible assets, non-GAAP net income was $130.3 million ($1.98 per diluted share), compared to $120.6 million ($1.73 per diluted share) in the first quarter of last year.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Income Statements.
“As we anticipated, the launch of BIG-IP iSeries, which we successfully completed in November, was a significant contributor to product revenue which grew 2 percent year-over-year,” said John McAdam, F5 president and chief executive officer. “iSeries bookings during the quarter represented approximately 18 percent of appliance bookings and we believe that percentage will increase during the current quarter with general availability of the complete family for the entire quarter.
“In addition to strong initial demand for the iSeries, software sales, including software modules that run on our purpose-built hardware and Virtual Editions designed to run on any standard hypervisor, continued to grow as a percentage of product revenue. We expect this trend to continue in the current quarter, driven by the release of our 40-Gigabit VEs, with throughput four times faster than previous versions, and by increasing uptake of iSeries appliances, designed to support more modules than their predecessors.
“For the second quarter in a row, security sales also accounted for an increasing percentage of product sales reflecting strong demand for Access Policy Manager and our firewall products and benefiting from increased sales of SSL Orchestrator. During the quarter, both SSL Orchestrator and DDoS Hybrid defender shipped as software modules on BIG-IP. Beginning this quarter, each will ship as a standalone product on our new Herculon security platform.
“Product sales were robust in the Americas, APAC and Japan in Q1, while sales in EMEA remained relatively soft, and were down year over year. As we emphasized during our Analyst/Investor Meeting in November, the array of new products we have brought to market recently and those we are introducing this quarter are closely aligned with major industry trends and the needs of large organizations worldwide. We believe the migration of applications to public and private clouds, the build-out of hybrid cloud infrastructures, the explosion of SSL-encrypted traffic, and the need to provide security for applications, including the burgeoning array of IoT applications, all represent major market opportunities in the current quarter and beyond.”

1Q17/FY17 Earnings Release	Page 2 of 4

For the second quarter of fiscal 2017, ending March 31st, the company has set a revenue goal of $518 million to $528 million with a GAAP earnings target of $1.41 to $1.44 per diluted share and a non-GAAP earnings target of $1.95 to $1.98 per diluted share.
A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	March 31, 2017

Reconciliation of Expected Non-GAAP Second Quarter Earnings	Low	High
Net income	$91.6	$93.6
Stock-based compensation expense	$44.0	$44.0
Amortization of purchased intangible assets	$3.3	$3.3
Tax effects related to above items	$(12.3)	$(12.3)
Non-GAAP net income excluding stock-based compensation expense and amortization of purchased intangible assets	$126.6	$128.6
Net income per share - diluted	$1.41	$1.44
Non-GAAP net income per share - diluted	$1.95	$1.98
About F5 Networks
F5 (NASDAQ: FFIV) makes apps go faster, smarter, and safer for the world’s largest businesses, service providers, governments, and consumer brands. F5 delivers cloud and security solutions that enable organizations to embrace the application infrastructure they choose without sacrificing speed and control. For more information, go to f5.com. You can also follow @f5networks on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.

1Q17/FY17 Earnings Release	Page 3 of 4

Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, future financial performance, sequential growth, projected revenues including target revenue and earnings ranges, income, earnings per share, share amount and share price assumptions, demand for application delivery networking, application delivery services, security, virtualization and diameter products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, optimization, diameter and virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; F5’s share repurchase program; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

1Q17/FY17 Earnings Release	Page 4 of 4

GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges, net of taxes, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions. In addition, expense related to a jury verdict and other associated costs of that patent litigation have been excluded from GAAP net income for the purpose of measuring non-GAAP earnings and earnings per share in fiscal 2016.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, please see the section in our Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
# # # #

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2016	2016
ASSETS
Current assets
Cash and cash equivalents	$572,934	$514,571
Short-term investments	400,909	367,824
Accounts receivable, net of allowances of $2,609 and $2,062	313,211	268,175
Inventories	33,678	34,051
Deferred tax assets	54,058	51,601
Other current assets	52,706	52,579
Total current assets	1,427,496	1,288,801
Property and equipment, net	128,667	123,248
Long-term investments	222,999	276,375
Deferred tax assets	1,956	2,044
Goodwill	555,965	555,965
Other assets, net	60,012	59,890
Total assets	$2,397,095	$2,306,323
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$49,925	$34,117
Accrued liabilities	198,832	178,353
Deferred revenue	669,926	631,768
Total current liabilities	918,683	844,238
Other long-term liabilities	35,841	34,138
Deferred revenue, long-term	244,322	238,473
Deferred tax liabilities	3,256	4,212
Total long-term liabilities	283,419	276,823
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 64,788 and 65,315 shares issued and outstanding	17,280	13,191
Accumulated other comprehensive loss	(16,048)	(13,194)
Retained earnings	1,193,761	1,185,265
Total shareholders’ equity	1,194,993	1,185,262
Total liabilities and shareholders’ equity	$2,397,095	$2,306,323

F5 Networks, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 31,	September 30,	December 31,
	2016	2016	2015
Net revenues
Products	$239,483	$252,984	$234,678
Services	276,475	272,365	254,808
Total	515,958	525,349	489,486
Cost of net revenues (1)(2)
Products	41,676	43,591	42,651
Services	43,586	41,358	43,032
Total	85,262	84,949	85,683
Gross profit	430,696	440,400	403,803
Operating expenses (1)(2)
Sales and marketing	164,514	158,198	157,456
Research and development	87,050	83,746	81,145
General and administrative	41,678	35,193	34,253
Litigation expense	—	630	—
Total	293,242	277,767	272,854
Income from operations	137,454	162,633	130,949
Other income, net	2,643	268	1,135
Income before income taxes	140,097	162,901	132,084
Provision for income taxes	45,879	53,966	42,368
Net income	$94,218	$108,935	$89,716

Net income per share — basic	$1.45	$1.66	$1.29
Weighted average shares — basic	65,195	65,772	69,554

Net income per share — diluted	$1.44	$1.64	$1.28
Weighted average shares — diluted	65,645	66,262	69,878

Non-GAAP Financial Measures
Net income as reported	$94,218	$108,935	$89,716
Stock-based compensation expense (3)	46,611	38,317	38,233
Amortization of purchased intangible assets	3,403	3,462	3,403
Litigation expense	—	630	—
Tax effects related to above items	(13,966)	(11,433)	(10,788)
Net income excluding stock-based compensation, amortization of purchased intangible assets and litigation expense (non-GAAP) - diluted	$130,266	$139,911	$120,564

Net income per share excluding stock-based compensation, amortization of purchased intangible assets and litigation expense (non-GAAP) - diluted	$1.98	$2.11	$1.73

Weighted average shares - diluted	65,645	66,262	69,878

(1) Includes stock-based compensation as follows:
Cost of net revenues	$5,217	$4,601	$4,435
Sales and marketing	17,050	15,203	14,875
Research and development	13,932	12,949	12,830
General and administrative	10,412	5,564	6,093
	$46,611	$38,317	$38,233

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$2,785	$2,706	$2,667
Sales and marketing	252	391	486
General and administrative	366	365	250
	$3,403	$3,462	$3,403

(3)    Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	December 31,
	2016	2015
Operating activities
Net income	$94,218	$89,716
Adjustments to reconcile net income to net cash provided by operating activities:
Realized loss on disposition of assets and investments	30	27
Stock-based compensation	46,611	38,233
Provisions for doubtful accounts and sales returns	291	297
Depreciation and amortization	14,887	13,763
Deferred income taxes	(2,945)	4,237
Changes in operating assets and liabilities:
Accounts receivable	(45,327)	(22)
Inventories	374	146
Other current assets	(306)	(568)
Other assets	391	45
Accounts payable and accrued liabilities	37,082	3,761
Deferred revenue	44,006	54,236
Net cash provided by operating activities	189,312	203,871
Investing activities
Purchases of investments	(98,983)	(107,340)
Maturities of investments	105,744	95,586
Sales of investments	11,211	47,742
Decrease in restricted cash	32	39
Acquisition of intangible assets	(4,000)	(3,250)
Purchases of property and equipment	(14,133)	(13,292)
Net cash (used in) provided by investing activities	(129)	19,485
Financing activities
Excess tax benefit from stock-based compensation	2,940	1,194
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	18,836	18,474
Repurchase of common stock	(150,021)	(200,035)
Net cash used in financing activities	(128,245)	(180,367)
Net increase in cash and cash equivalents	60,938	42,989
Effect of exchange rate changes on cash and cash equivalents	(2,575)	(152)
Cash and cash equivalents, beginning of period	514,571	390,460
Cash and cash equivalents, end of period	$572,934	$433,297